UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2011

NALCO HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32342	16-1701300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL		60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Named Executive Officer Compensation

The Compensation Committee of Nalco Holding Company (the “Committee”) increased base salaries, effective April 1, 2011, as follows: Chairman, President and Chief Executive Officer J. Erik Fyrwald’s base salary to $950,000; Executive Vice President and Chief Financial Officer Kathryn A. Mikells base salary to $612,000; Senior Executive Vice President and President, Water and Process Services David E. Flitman’s base salary to $495,000; Executive Vice President and President, Europe, Africa and Middle East Operations David Johnson’s base salary to $366,000; Executive Vice President and President Asia Pacific Eric Melin’s base salary to $446,000.

Amended Severance Agreement

Nalco Company amended its Severance Agreement with Kathryn A. Mikells, Executive Vice President and Chief Financial Officer, effective February 14, 2011. The amended agreement provides a modification of a triggering event. A copy of this agreement is attached as Exhibit 99.1 to this Report on Form 8-K.

Amended Foreign Localization Agreement

Nalco Company amended its Foreign Localization Agreement with David Johnson, Executive Vice President and President, Europe, Africa and Middle East, effective January 1, 2011. The amended agreement provides a modification of a localization benefit. A copy of this agreement is attached as Exhibit 99.2 to this Report on Form 8-K.

The information in this Current Report on Form 8-K and accompanying exhibit is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are furnished pursuant to Item 9.01 of Form 8-K:

(99.1)	Amended Severance Agreement for Kathryn Mikells.

(99.2)	Amended and Restated Foreign Localization Agreement for David Johnson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO HOLDING COMPANY

/s/ Stephen N. Landsman
Secretary

Date: February 17, 2011